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                                                                   EXHIBIT 10.23

                             CONSULTING AGREEMENT
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          This Agreement is made as of June 7, 1996, by and between George
Hayter, a director of E*TRADE GROUP and E*TRADE Group, Inc., located at Four Embarcadero Place, 2400 Geng Road, Palo Alto, California 94304 ("E*TRADE Group").

          1.  Engagement of Mr. Hayter; Consulting Tasks.  E*TRADE Group hereby
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     engages Mr. Hayter, and Mr. Hayter hereby agrees, to advise E*TRADE Group on the expansion of E*TRADE Group into international markets.

              E*TRADE Group understands that the manner and means used by Mr. Hayter to accomplish the consulting tasks are in the sole discretion and control of Mr. Hayter. However, Mr. Hayter will utilize the highest degree of skill and expertise in order to professionally accomplish the consulting tasks in a timely fashion.

          2.  Predecessor Agreement; Term.  This Agreement shall supersede the
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     letter agreement dated December 14, 1995 by and between Mr. Hayter and
     E*TRADE Group (the "Predecessor Agreement"). In full satisfaction of the Common Stock component of the Predecessor Agreement, E*TRADE Group has issued 7,517 shares of its Common Stock (assuming a 60 to 1 stock split in connection with the reincorporation of E*TRADE Group in the State or Delaware) to Mr. Hayter, and Mr. Hayter hereby acknowledges receipt of such shares. Of these shares, 6,096 relate to consulting services rendered by Mr. Hayter on or prior to March 31, 1996, while 1,421 relate to services rendered after such date. All of such shares were issued to Mr. Hayter at their then prevailing fair market value on the date services were rendered (with the pre-March 31, 1996 shares having an average fair market value of $8.00 per share and the post-March 31, 1996 shares having a deemed fair market value of $13.41 per share). The Predecessor Agreement shall be of no further force and effect. This Agreement shall remain in effect at the discretion of the Board of Directors.

          3.  Time Commitment.  Mr. Hayter shall devote sufficient time to the
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     consulting tasks, performed at the request of E*TRADE Group, to complete them within the time frames agreed by Mr. Hayter and E*TRADE Group.

          4.  Compensation.  E*TRADE Group shall pay Mr. Hayter fees in the
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     amount of $1,500.00 per day for work performed in accordance with Section
     3, excluding attendance at all Board meetings. Mr. Hayter shall submit invoices to E*TRADE Group for such fees, and such fees shall be paid in accordance with E*TRADE Group's normal payment procedures.

          5.  Travel.  Upon reasonable request by E*TRADE Group, Mr. Hayter
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     shall travel to appropriate locations to perform the consulting tasks
     (where the nature of such tasks so requires) or to discuss the consulting tasks. Travel time shall not count as time spent on the consulting tasks except to the extent that work is actually performed during travel periods.


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          6.  Expenses.  E*TRADE Group shall reimburse Mr. Hayter for all
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     expenses associated with the performance of the consulting tasks when such expenditure is approved in advance. In the event such approval has been granted, Mr. Hayter must provide E*TRADE Group with an itemized expense report and receipts for all expenses.

          7.  No Conflicts.  Mr. Hayter represents and warrants that:  (a) Mr.
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     Hayter is not bound by, and will not enter into, any oral or written agreement with another party that conflicts in any way with Mr. Hayter's obligations under this Agreement or any agreement made or to be made in connection herewith and (b) Mr. Hayter's agreements and performance under this Agreement and such related agreements do not require consent or approval of any person that has not already been obtained.

          8.  Confidentiality of Protected Information.
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          (a)  Definition.  "Protected Information: consists of:
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                    (1)  information that E*TRADE Group considers to be
                         proprietary and/or confidential and which was previously or is hereafter disclosed or made available to Mr. Hayter by E*TRADE Group, including information relating to E*TRADE Group or its subsidiaries or their businesses that becomes available to Mr. Hayter due to Mr. Hayter's access to E*TRADE Group's property or products; and

                     (2) information that has been or is created, developed,
                         conceived, reduced to practice or discovered by Mr. Hayter (alone or jointly with others) using any Protected Information or any property or materials supplied to Mr. Hayter by E*TRADE Group; and

                     (3) information that was or is created, conceived,
                         reduced to practice, discovered, developed by, or made known to, Mr. Hayter (either alone or jointly with others) during the period that Mr. Hayter is retained as a consultant by E*TRADE Group and which is within the scope of the consulting tasks.

                     By way of illustration but not limitation, Protected Information includes: inventions, discoveries, developments, improvements, trade secrets, know-how, ideas, techniques, designs, processes, formulae, data and software (collectively, "Inventions"); plans for research, development, new products, marketing and selling; budgeting and financial information; production and sales information including prices, costs, quantities and information about suppliers and customers; information about business relationships; and information about skills and

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                    compensation of E*TRADE Group's employees and consultants.

          (b)  Non-Disclosure; Restricted Use.  At all times during and after
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               Mr. Hayter's engagement by E*TRADE Group, Mr. Hayter shall:  hold
               Protected Information in strictest confidence; not disclose Protected Information to any third party without written consent of an E*TRADE Group officer, take all reasonable steps to safeguard Protected Information; and not use Protected
               Information for any purpose other than performing work for E*TRADE Group.

          (c)  Exclusions.  This Section 8 shall impose no restrictions on use
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               and disclosure of any information which Mr. Hayter can establish by legally sufficient evidence: (i) was otherwise known to Mr. Hayter at the time of disclosure; or (ii) becomes known or available to Mr. Hayter without restriction from a third party without violation of any confidentiality obligation to E*TRADE Group; or (iii) is or becomes part of the public domain without violation of this Agreement by Mr. Hayter.

          (d)  Third-Party Information.  The use and disclosure restrictions in
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               this Section 8 shall also apply to proprietary or confidential information of a third party received by E*TRADE Group and disclosed to Mr. Hayter.

          9.  Mr. Hayter Not to Disclose Confidential Information of Others.
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     Mr. Hayter shall not disclose any information to E*TRADE Group which it believes to be confidential or proprietary to a third party (including present or former clients or employers).

          10.  Research Records.  If the consulting tasks involve work that
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     could lead to the development for E*TRADE Group of any products, inventions, technology, software or other proprietary material, then Mr. Hayter shall maintain such records, research notes, data and other materials as may be necessary and in sufficient detail to reflect properly all work done and results achieved in performing this Agreement. All such material becomes E*TRADE Group's property when produced.

          11.  Termination.  This Agreement may be terminated by either party on
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     three (3) days' written notice to the other, regardless of whether or not the consulting tasks have yet been completed. On termination, or earlier on E*TRADE Group's request, Mr. Hayter shall deliver to E*TRADE Group any supplies or equipment provided by E*TRADE Group for use in performing the consulting tasks, all materials produced under Section 10, and all physical property and documents or other media (including copies) that contain Protected Information.

          12.  Independent Contractor; No Employee Benefits.  Mr. Hayter shall
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     at all times act as an independent contractor and not as an employee of
     E*TRADE Group. Accordingly, Mr. Hayter understands that E*TRADE Group will not pay or withhold from payments to Mr. Hayter under this Agreement any F.I.C.A. (social security), state unemployment or disability

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     insurance premiums, state or federal income taxes, or other taxes and that
     Mr. Hayter is responsible for paying any applicable federal self-employment tax (in lieu of F.I.C.A.), state and federal income taxes (including estimated tax payments) and other applicable taxes. Mr. Hayter also understands that he will receive no employee benefits of any kind including, for example, vacation or health insurance.

          13.  Miscellaneous.  Neither party has any authority to bind the other
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     in any way.  This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof. Except as expressly provided herein, this Agreement shall not be amended except by written agreement between the parties. No oral waiver, amendment or modification shall be effective under any circumstances. If any term, covenant or condition of this Agreement shall for any reason be held unenforceable by a court of competent jurisdiction, the rest of this Agreement shall remain in full force and shall in no way be affected or impaired. The representations and warranties herein shall survive termination or expiration of this Agreement. This Agreement shall be governed and construed under California law, excluding choice of law rules.


          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date set forth above.

E*TRADE GROUP, INC.

By /s/ Christos Cotsakos             /s/ George Hayter
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   Name: Christos Cotsakos           George Hayter
   Title:

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